UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan  48393

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

On December 19, 2014, Rockwell Medical, Inc. (the “Company”) voluntarily paid off and terminated its Loan and Security Agreement (“Loan Agreement”), dated as of June 14, 2013, with Hercules Technology III, L.P (“Hercules”).  The payoff amount of $18,902,434.33 included principal, accrued and unpaid interest, fees, costs and expenses payable under the Loan Agreement, including an end of term charge of $1.1 million.  In connection with such repayment, Hercules terminated its security interest in the assets of the Company subject to the Loan Agreement.  The early repayment was required by the Company’s Exclusive Distribution Agreement, dated October 2, 2014, with Baxter Healthcare Corporation.

The loan under the Loan Agreement was due on March 1, 2017, and bore interest at the greater of (i) 12.50% plus the prime rate as reported in The Wall Street Journal minus 3.25%, or (ii) 12.50%.  Amounts outstanding under the Loan Agreement bore interest at 12.50%. Monthly principal and interest payments were due on the loan following August 31, 2014 through the maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: January 28, 2015	By:	/s/ Thomas E. Klema
Thomas E. Klema
	Its:	Chief Financial Officer